UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2008 (June 11, 2008)

Superior Essex Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50514	20-0282396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Interstate North Parkway Atlanta, Georgia 30339 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 657-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

     On June 11, 2008, Superior Essex Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) with LS Cable Ltd., a Korean corporation (“Parent”). Subject to the terms and conditions of the Agreement, on or before July 2, 2008, an indirect wholly owned subsidiary of Parent (the “Purchaser”) will commence a tender offer (the “Offer”) to purchase all of the shares of common stock of the Company (the “Shares” and each a “Share”) outstanding at a price of $45.00 per Share in cash (the “Offer Price”). The Offer will remain open until July 30, 2008, unless extended. Upon successful completion of the Offer, the Purchaser will merge with and into the Company (the “Merger”), with the Company surviving the Merger. In the Merger, each outstanding Share will be converted into the right to receive the Offer Price in cash.

     If more than a majority, but fewer than 90%, of the outstanding Shares on a fully diluted basis are validly tendered (and not withdrawn) in the Offer, or if a delay is anticipated in completing the Merger because all material antitrust approvals required for the Merger have not yet been received, the Purchaser will conduct subsequent offering periods following the purchase of Shares in the Offer, subject to certain limitations. In addition, subject to certain conditions and limitations, at the end of any offering period the Purchaser is required to purchase, and the Company is required to sell, the lowest number of Shares that, when added to the number of Shares acquired by the Purchaser in the Offer, will constitute one share more than 90% of the total Shares then outstanding on a fully diluted basis, provided that there are sufficient authorized but unissued shares. If the Purchaser acquires more than 90% of the outstanding Shares, it will complete the Merger through the “short form” procedures available under Delaware law, subject to the satisfaction of the conditions to the Merger. Following the successful completion of the Offer, the Merger is conditioned upon (i) unless a “short form” Merger is consummated, the adoption of the Agreement at a meeting of stockholders of the Company (at which meeting, the votes to be cast by the Purchaser will be sufficient to approve the Merger), (ii) the absence of any injunction or law preventing or making illegal the consummation of the Merger, and (iii) the receipt of all required material approvals or consents under applicable foreign antitrust laws.

     The Purchaser’s obligation to accept for payment and pay for Shares tendered in the Offer is subject to the satisfaction or waiver of customary conditions, including, among other things: (1) the tender of at least a majority of the total number of outstanding Shares on a fully diluted basis (which condition may not be waived without the Company’s consent), (2) the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of any required antitrust approvals or consents pursuant to any applicable antitrust laws in Germany, Spain and China, (3) if the parties file for review of the transaction by the Committee on Foreign Investment in the United States pursuant to Section 721 of the United States Defense Production Act of 1950, as amended, the expiration of any such review period, the absence of an order from the President of the United States blocking the consummation of the transaction and the absence of any requirements to mitigate any national security concerns that would be reasonably likely to have a material adverse effect on the business of Parent and its subsidiaries or on the Company, (4) the absence of any law, injunction or order that enjoins or otherwise prohibits the completion of the Offer or the Merger or that imposes material limitations on the ability of Parent or Purchaser to exercise voting rights over the Shares it acquired in the Offer, (5) the accuracy of the Company’s representations in the Agreement (subject to the materiality standards set forth in Exhibit A to the Agreement) and (6) compliance in all material respects by the Company with its covenants in the Agreement. Subject to the satisfaction or waiver of these conditions to the Offer, the Agreement provides that the Purchaser shall accept for payment and pay for Shares validly tendered and not withdrawn pursuant to the Offer promptly after the expiration of the Offer.

     The Agreement contains certain termination rights for both the Company and Parent and provides that, if the Agreement is terminated under specified circumstances, the Company would be required to pay Parent a termination fee of $18.5 million. Parent has represented that it has fully committed financing that, together with its available cash resources and lines of credit, will provide the financing necessary to complete the Offer and the Merger. The Offer will not be subject to a financing contingency.

     The Company has made customary representations, warranties and covenants in the Agreement, including, among others, covenants not to solicit proposals relating to alternative business combination transactions or, subject to certain exceptions, not to enter into discussions concerning or provide non-public information in connection with alternative business combination transactions, or withdraw or modify in a manner adverse to Parent the recommendation of the Company’s board regarding acceptance of the Offer.

     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference. The Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Parent, the Purchaser or the Company. In particular, the assertions embodied in the representations and warranties contained in the Agreement are qualified by information in confidential disclosure schedules provided by the Company to Parent in connection with the signing of the Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Moreover, certain representations and warranties in the Agreement were used for the purpose of allocating risk between Parent and the Purchaser, on the one hand, and the Company, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Agreement should not be viewed as characterizations of the actual state of facts about Parent, the Purchaser or the Company.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreements

     As an inducement to and condition to Parent’s willingness to enter into the Agreement, concurrently with the execution and delivery of the Agreement, each of Stephen M. Carter, David S. Aldridge, Justin F. Deedy, Jr. and Barbara L. Blackford (each, an “Executive”) entered into an amended and restated employment agreement with the Company, which will become effective at the completion of the Offer for a term of two years, which term will automatically extend for consecutive additional one-year periods unless either party gives at least 90 days written notice prior to a scheduled expiration date that the term will not be so extended.

     Under the agreements, each of the Executives will continue to serve in the same position that the Executive held prior to the completion of the Offer, and will receive the same annual base salary and the same target annual bonus as prior to the completion of the Offer, except that the minimum annual bonus that the Executive will receive for the calendar year 2008 will be the Executive’s target annual bonus for such calendar year. Under each of the agreements, the Company committed to honoring the Company’s Amended and Restated Senior Executive Retirement Plan (the “SERP”) as currently in effect without amendment adverse to the Executive at least through the end of calendar year 2008.

     As an inducement to each of the Executives to remain employed by the Company, and in lieu of cash severance in the event of a termination of employment by the Company without cause or resignation by the Executive for good reason during the initial term of the employment agreements, each of the employment agreements provides for a signing bonus payable on the later of January 2, 2009 or the third business day following the completion of the Offer. The signing bonuses payable to Messrs. Carter, Aldridge and Deedy and Ms. Blackford are in the amount of $3,465,000, $1,111,800, $900,000 and $825,600, respectively. In addition, each of the agreements provides for a retention bonus payable 18 months after completion of the Offer, subject to the Executive’s continued employment through the payment date. The retention bonuses payable to Messrs. Carter, Aldridge and Deedy and Ms. Blackford are in the amount of $1,155,000, $370,600, $300,000 and $275,200, respectively.

     In addition, the agreements provide that the Board of Directors of the Company following the completion of the transactions will establish a long-term cash incentive award program (the “LTIP”) commencing in 2009 based on the achievement of performance targets during a performance period not to exceed five years. Each Executive’s target payout under the LTIP will be equal to a percentage of the Executive’s annual base salary, which percentage for each of Messrs. Carter, Aldridge and Deedy and Ms. Blackford is 250 percent, 150 percent, 140 percent and 125 percent, respectively.

     Upon a termination of employment by the Company without “cause” or by the Executive for “good reason” (as such terms are defined in the amended and restated employment agreements) each Executive would receive payment of the signing bonus, to the extent unpaid, and any accrued salary and vested benefits. If such termination occurs prior to the date that the retention bonuses are paid, the Executive would receive payment of the retention bonus, but if such termination occurs after payment of the retention bonus but prior to the second anniversary of the completion of the Offer, no additional cash severance will be paid. If such termination occurs after the second anniversary of the completion of the Offer, each Executive will receive a severance payment equal to one times (two times in the case of Mr. Carter) the sum of the Executive’s annual base salary and his or her target annual bonus.

     In addition, if the Executive’s employment is terminated by the Company without cause or if the Executive resigns with good reason prior to the end of calendar year 2008, the Executive will receive a pro-rata annual bonus based on the Executive’s target bonus, and an amount under the SERP equal to the amount that the Executive would have been entitled to had the Executive remained employed through the end of calendar year 2008 and received the base salary and annual bonus required under the agreement during that period.

     In addition, for one year (two years in the case of Mr. Carter) following such a termination of employment or for two years (2.75 years in the case of Mr. Carter) if such termination occurs during the two-year period following the completion of the Offer, the Company will also provide the Executive with the same health and welfare benefits provided to active employees. Finally, the vested portion of the Executive’s LTIP award will be paid to the Executive at such time LTIP payments are paid to active LTIP participants, in accordance with the terms of the LTIP, except that for purposes of calculating the vested portion of the Executive’s LTIP award, each Executive will be given credit for a number of additional years of service equal to one year (two years in the case of Mr. Carter), or if such termination occurs during the two-year period following the completion of the Offer, two years (2.75 years in the case of Mr. Carter).

     The amended and restated employment agreements provide that, upon a subsequent change in control of the Company, the Executive’s outstanding LTIP awards will become fully vested. In addition, if an Executive is subject to the “golden parachute” excise tax under Section 4999 of the Internal Revenue Code as amended, the Executive will be paid an additional amount such that the Executive is placed in the same after-tax position as if no excise tax had been imposed, unless the value of the payments and benefits does not exceed 110% of the maximum amount payable without triggering the excise taxes, in which case the payments and benefits will be reduced to such maximum amount payable.

Under the amended and restated employment agreements, the Executives may not:

  enter into competition with the Company’s magnet wire or communications cable business, during the employment term and for, in the case of Mr. Carter and Ms. Blackford, 24 months, or in the case of Messrs.
  Aldridge and Deedy, 12 months following a termination of employment for any reason, solicit such business from the Company’s clients or customers, during the employment term and for, in the case of Mr. Carter and Ms. Blackford, 24 months, or in the case of Messrs. Aldridge and Deedy, 12 months following a termination of employment for any reason, or solicit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company during the employment term and for 12 months following a termination of employment for any reason.

The agreements also provide that each Executive will not divulge the Company’s confidential information or make disparaging statements about the Company, its employees, officers or directors, or its business.

In addition, at a meeting held June 10, 2008, the Compensation Committee of the Company approved an amendment to its employment agreement with H. Patrick Jack in order to provide that (i) the Company will honor its obligations to Mr. Jack under the SERP and will maintain the SERP through the end of calendar year 2008 without amendment adverse to Mr. Jack and (ii) in the event that Mr. Jack's employment is terminated for any reason other than by the Company for “cause” or by Mr. Jack without “good reason” prior to the end of calendar year 2008, Mr. Jack will receive an amount under the SERP equal to the excess of (x) the amount to which he would have been entitled under the SERP had he remained employed through the end of calendar year 2008 and (y) Mr. Jack's actual benefit (paid or payable) under the SERP as of the date of termination.

Item 8.01      Other Events.

     On June 11, 2008, Parent and the Company issued a joint press release regarding the execution of the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Additional Information

The tender offer described in this Current Report on Form 8-K has not yet been commenced. The above description and the exhibits to this filing are neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. At the time the Purchaser commences the tender offer, it will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”) and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

THE TENDER OFFER WILL BE MADE SOLELY BY THE TENDER OFFER STATEMENT. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND ALL OTHER OFFER DOCUMENTS) AND THE COMPANY SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION AND SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.

The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of the Company at no expense to them. The Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal and all other offer documents filed by Purchaser with the SEC) and the Company Solicitation/Recommendation Statement will also be available for free at the SEC’s website at www.sec.gov.

Forward-Looking Statements

     This Current Report on Form 8-K and the exhibits hereto may contain certain forward-looking statements with respect to the financial condition, results of operations and business of the Company and certain of the plans and objectives of the Company with respect to these items, including without limitation, completion of the tender offer and merger. Completion of the tender offer and merger are subject to conditions, including satisfaction of a minimum tender condition and the need for regulatory approvals, and there can be no assurance those conditions can be satisfied or that the transactions described in this press release will be completed. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future and there are many factors, including, the risk factors detailed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Reports on Form 10-Q, that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements are only as of the date they are made, and we do not undertake to update these statements to reflect subsequent changes except as required by federal securities law.

Item 9.01  Financial Statements and Exhibits.

(d)          Exhibits

2.1	Agreement and Plan of Merger, dated as of June 11, 2008, between LS Cable Ltd. and Superior Essex Inc.*

10.1	Amended and Restated Employment Agreement dated as of June 11, 2008 by and between Superior Essex Inc. and Stephen M. Carter

10.2	Amended and Restated Employment Agreement dated as of June 11, 2008 by and between Superior Essex Inc. and David S. Aldridge

10.3	Amended and Restated Employment Agreement dated as of June 11, 2008 by and between Superior Essex Inc. and Justin F. Deedy

10.4	Amended and Restated Employment Agreement dated as of June 11, 2008 by and between Superior Essex Inc. and Barbara L. Blackford

99.1	Joint Press Release issued June 11, 2008
__________________
*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2008

SUPERIOR ESSEX INC.

By: /s/ David S. Aldridge
David S. Aldridge
Executive Vice President, Chief Financial Officer and
Treasurer

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 11, 2008, by and between LS Cable Ltd. and Superior
Essex Inc.*

10.1	Amended and Restated Employment Agreement dated as of June 11, 2008 by and between Superior
Essex Inc. and Stephen M. Carter

10.2	Amended and Restated Employment Agreement dated as of June 11, 2008 by and between Superior
Essex Inc. and David S. Aldridge

10.3	Amended and Restated Employment Agreement dated as of June 11, 2008 by and between Superior
Essex Inc. and Justin F. Deedy

10.4	Amended and Restated Employment Agreement dated as of June 11, 2008 by and between Superior
Essex Inc. and Barbara L. Blackford

99.1	Joint Press Release issued June 11, 2008
_____________________
*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.